Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Smit Shah, Chief Executive Officer and Chief Financial Officer of Cordia Corporation (the “Company”), hereby certifies that based on the undersigned’s knowledge:

(1)The Company’s quarterly report on Form 10-Q for the period ended June 30, 2022 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 17, 2022	/s/ Smit Shah
Smit Shah
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to and will be retained by Cordia Corporation, and furnished to the Securities and Exchange Commission or its staff upon request.